EXHIBIT (10)(j)

The Sage Group
CONSULTANTS TO MANAGEMENT	10409 LESLIE DRIVE
RALEIGH, NORTH CAROLINA 27601
(919) 844-9783
E-mail: steve@sagegroupconsulting.com

MEMORANDUM

DATE:	May 1, 2004

TO:	Lee Johnson, President M&F Bank

FROM:	Steven A. Savia, CMC

RE:	Final 2004 City Executives Incentive Compensation Program

CC:

This year’s incentive compensation program will have multiple components.

1.	Executive Plan

2.	City Executive Plan

3.	Loan Production Plan

4.	Branch Customer Service Plan

5.	Corporate Support/Teller Plan

This memo addresses the Executive Plan.

Overall for all plans, we will put in place the following:

1.	Threshold level of Net Income - the Threshold level for 2004 will be $1.448 million (2003 = $1.389 million).

2.	Key factor measures for each of the employee participants. Schedule C presents the 2004 executive management measures.

3.	Once the threshold has been exceeded, the overall Bank pool will be created by 65% percent of the increase in net income marginal difference between budgeted net income ($1.484 million) and actual. The City Executive Plan Pool will be composed of 30% of the overall Bank pool.

The City Executive plan is based on the assumption that the award will be a percent of base salary. The plan has no budget implications since the awards would be made based on a percentage of the marginal increase beyond the budget. The Bank’s income would therefore always be more than budget if awards were being made.

Schedule A is a listing of the measures that the program will include and where in the Bank’s information system or other reporting processes the data for those measures is found.

SCHEDULE A – PERFORMANCE FACTORS

Measurement Factor	Where Available
Growth in Average Assets	General Ledger/ Finance
Return on Average Assets	General Ledger/ Finance
Efficiency Ratio	General Ledger/ Finance
Total Deposits	General Ledger/ Finance
Total Assets	General Ledger/ Finance
Growth in Portfolio Loan Levels	Credit Administration
Net Income	General Ledger/ Finance
Percent Recovery Of Loan Loss	General Ledger/ Credit Administration
Service Charge Income	General Ledger/ Finance
Classified Loans as a % of Capital	General Ledger/ Credit Administration
Non-Performing Assets as % of Loan Loss Reserve	General Ledger/ Credit Administration
Income per Employee	General Ledger/ Finance
Assets per Employee	General Ledger/ Finance
Level of Earning Assets	General Ledger/ Finance
Audit Exceptions	Internal Audit
Loan Originations ($)	Loan Production (Retail Bank Admin)
Loan Origination (#)	Loan Production (Retail Bank Admin)
Average Closing Days	Credit Administration
Exceptions From Quality Control	Credit Administration
CRA Rating	Compliance
Target Customer Calls (#)	Loan Production (Retail Bank Admin)
% Loan Portfolio > 30 Days Delinquent	Credit Administration
Document Exceptions Not Cleared 30 Days	Credit Administration
Operating Losses	General Ledger
Transactions per Employee	Operations
Loans Processed (#)	Credit Administration
Delinquencies as % of Loan Portfolio	Credit Administration
Monthly Branch Mystery Shop Score	Operations
New Deposit Accounts Opened	Operations/Branch Reports
Deposit Accounts Closed	Operations/Branch Reports
Loan Referrals	Loan Production (Retail Bank Admin)
Branch Profitability	Finance

Each of the above factors relates to one or more positions in the Bank as a measure of their contribution to the Bank. In some cases the measure is an overall measure of the success of the Bank as a whole (such as Return on Average Assets). In other cases, the measure is more specific to the nature of the position, e.g., Growth in Portfolio Loan Levels for the Retail Banking Group Executive and City Executives; Number of New Deposit Accounts for Customer Service Representatives and Branch Operations Managers.

Schedule C is a listing of the City Executive employees that would be included in the City Executive plan.

SCHEDULE C – CITY EXECUTIVE PLAN PARTICIPANTS

EMPLOYEE	POSITION
Acree, Evelyn	SVP/City Executive – Winston-Salem

Green, Stanley Jr.	SVP/ City Executive - Raleigh

Johnson, Jacque	SVP/ City Executive - Charlotte

Smith, Queron	SVP/ City Executive - Durham

The next step is putting the factors with the personnel and their positions. Schedule H below has the measures and the weighted percentage for each employee participating in the Plan this year. The absolute measures may be different for each individual recognizing the difference in cities.

SCHEDULE H – CITY EXECUTIVE PLAN PARTICIPANTS – 2004 MEASURES

EMPLOYEE	MEASUREMENT FACTORS
Acree, Evelyn

Growth in City Loan Portfolio (30%),

Total Deposit Growth for the City (30%),

City Operations Management (15%)

•      Non-Interest & Fee Income

•      Non-Interest Expense

•      Net City Earnings

Recovery of Charged-off Loans (5%),

Business Development Quarterly Goals (10%),

Average Delinquencies as % of Loan Portfolio (5%)

Performance Evaluation (5%)

Green, Stanley Jr.

Growth in City Loan Portfolio (30%),

Total Deposit Growth for the City (30%),

City Operations Management (15%)

•      Non-Interest & Fee Income

•      Non-Interest Expense

•      Net City Earnings

Recovery of Charged-off Loans (5%),

Business Development Quarterly Goals (10%),

Average Delinquencies as % of Loan Portfolio (5%)

Performance Evaluation (5%)

Johnson, Jacque

Growth in City Loan Portfolio (30%),

Total Deposit Growth for the City (30%),

City Operations Management (15%)

•      Non-Interest & Fee Income

•      Non-Interest Expense

•      Net City Earnings

Recovery of Charged-off Loans (5%),

Business Development Quarterly Goals (10%),

Average Delinquencies as % of Loan Portfolio (5%)

Performance Evaluation (5%)

Smith, Queron

Growth in City Loan Portfolio (30%),

Total Deposit Growth for the City (30%),

City Operations Management (15%)

•      Non-Interest & Fee Income

•      Non-Interest Expense

•      Net City Earnings

Recovery of Charged-off Loans (5%),

Business Development Quarterly Goals (10%),

Average Delinquencies as % of Loan Portfolio (5%)

Performance Evaluation (5%)

AWARD PAYOUTS

Below is a description of the basis for payouts for the various plans described above.

City Executive Plan –

The pool from which this plan’s awards are distributed is based on the 30% of the overall Bank pool or 15% of the total difference between budgeted and actual net income. The Bank-wide pool from which this plan’s awards are distributed is based on 65% of the difference between budgeted and actual, assuming actual exceeds budget. 30% of that pool is available to the City Executives of the Bank (see Schedule C, page 4). Thus, if the Bank exceeds its net income threshold of $1.448 million by $200,000, then the Bank-wide pool available for incentive awards is $130,000 of which $30,000 would be available for Executive participants.

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